               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K



        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



                Date of Report:  January 28, 1999



                 Provident Financial Group, Inc.



               Incorporated under the laws of Ohio



Commission File No. 1-8019            IRS Employer Identification
                                                 No. 31-0982792


One East Fourth Street, Cincinnati, Ohio                  45202
(Address of Principal Executive Offices)               (Zip Code)


                         (513) 579-2000
      (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Events

For the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996, Provident Financial Group, Inc. changed the methodology used in the calculation of gains on its securitizations of loans. In 1997 and 1996, Provident used the "cash-in" method to calculate gains. During the fourth quarter of 1998, the Financial Accounting Standards Board and Securities and Exchange Commission indicated that the "cash-out" method is the only acceptable method to calculate gains. Accordingly, the change in methodology increased previously reported nine months 1998 net income by $1.2 million or 3 cents per share and reduced 1997 net income by $7.9 million or 18 cents per share to $107.4 million or $2.45 per share and reduced 1996 net income by $3.1 million or 7 cents per share to $78.1 million or $1.87 per share. Provident will amend its Annual Report on Form 10-K for the year ended December 31, 1997, in connection with the restatement.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  Provident Financial Group, Inc.




                                  /S/ Christopher J. Carey
                                  By:  Christopher J. Carey
                                  Executive Vice President and
                                  Chief Financial Officer


Signed:  January 28, 1999